(202) 274-2000


April --, 1997

Board of Directors
Harris Savings Bank
235 North Second Street
Harrisburg, PA   17101

         Re:  Harris Financial, Inc.
              Registration Statement on Form S-4

Gentlemen:

    We have served as special counsel for Harris Financial, Inc., a Delaware corporation, in connection with the registration under the Securities Act of 1933, of ---------- shares of Common Stock, par value $0.01 per share of which -------- shares will be issued immediately and -------- shares underly options.

    Based upon the foregoing and having regard for such legal considerations as we have deemed relevant, it is our opinion that:

    (1)  the shares of Common Stock have been duly authorized;

    (2) upon issuance, sale and delivery of the shares as contemplated in the Registration Statement, the shares will be legally issued, fully paid and non-assessable.

    We hereby consent to the reference to our firm under the heading "Proposed Formation of Stock Holding Company-Legal
Opinion" in the Prospectus and Proxy Statement in the Registration Statement (and all amendments thereto) and to the filing of this opinion as Exhibit 5.1 thereto.

                        Very truly yours,



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                        LUSE LEHMAN GORMAN POMERENK & SCHICK
                             A Professional Corporation

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